EXHIBIT 5
                              KATTEN MUCHIN & ZAVIS
                           525 West Monroe, Suite 1600
                          Chicago, Illinois 60661-3693



November 24, 1997



Anicom, Inc.
6133 River Road
Suite 1000
Rosemont, Illinois  60018-51711



         Re:      Registration Statement on Form S-3



Ladies and Gentlemen:

We have acted as counsel for Anicom, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 3,773,580 shares of the Company's Common Stock, $.001 par value per share.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants and transfer agent for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Restated Certificate of Incorporation of the Company, as amended, (c) the Restated By-Laws of the Company, and (d) resolutions adopted by the Board of Directors of the Company.

In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that all natural persons involved in the transactions contemplated by the Registration
Statement (the "Offering") have sufficient legal capacity to enter into and perform their respective obligations and to carry out their roles in the Offering.


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Anicom, Inc.
November 24, 1997
Page 2


Based upon and subject to the foregoing, it is our opinion that the 3,773,580 shares are validly issued, fully paid and non-assessable;

We hereby consent to use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to use of this opinion for filing as Exhibit 5 to the Registration Statement.

                                              Very truly yours,


                                              /s/ Katten Muchin & Zavis
                                              KATTEN MUCHIN & ZAVIS